UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

Ultra Clean Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 576-4400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Accounting Officer Transition

On November 9, 2026, Brian Harding, Senior Vice President and Chief Accounting Officer of Ultra Clean Holdings, Inc. (the “Company”), was appointed to serve as the Company’s Senior Vice President, Finance, effective November 13, 2026 (the “Effective Date”), where he will lead the Company’s global financial planning and analysis, finance operations, finance strategy and strategic financial decision support. In addition, Mr. Harding will lead initiatives to advance the Company’s finance capabilities through the expansion of artificial intelligence, data analytics, technology modernization and organizational innovation. In connection with this transition, Mr. Harding will no longer serve as the Company’s Chief Accounting Officer.

On November 9, 2026, the Board of Directors (the “Board”) of the Company appointed Bryan Dennis to succeed Mr. Harding as the Company’s Chief Accounting Officer, effective as of the Effective Date. Mr. Dennis, age 44, has served as the Company’s Senior Vice President, Finance, Corporate Controller and Treasurer since September 2022. Before joining the Company, Mr. Dennis served as Vice President and Corporate Controller at Wind River Systems from June 2019 to September 2022. Earlier in his career, Mr. Dennis served in accounting and financial reporting leadership positions at SIG Combibloc, Jive Software and Tripwire, and as a Senior Manager at KPMG. Mr. Dennis holds a bachelor’s degree in business administration from the University of Portland and is an active certified public accountant in Oregon.

In connection with his appointment, Mr. Dennis will receive an annual base salary of $400,000 and will be eligible to receive an annual target cash bonus equal to 60% of his annual base salary. Mr. Dennis will also receive a grant of a promotion equity award with an approximate value of $200,000 (75% in time-based restricted stock units and 25% in performance-based stock units), vesting over three (3) years in accordance with the terms and conditions of the Company’s applicable equity incentive plan and award agreements. Mr. Dennis will be eligible to participate in the Company’s policy on Severance Benefits for Executive Officers and will be subject to the Company’s existing Change in Control Severance Agreement applicable to executive officers, in each case in accordance with its terms.

There are no family relationships between Mr. Dennis and any director or executive officer of the Company, and Mr. Dennis is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Chief Information Officer Retirement

On November 9, 2026, Jeffrey McKibben, Chief Information Officer of the Company, notified the Company of his intention to retire from the Company. Mr. McKibben will continue to serve as Chief Information Officer until a successor is appointed or such earlier date as determined by the Board. At that time, Mr. McKibben will move to a non-officer role with the Company and provide transition services to support an orderly handover of his responsibilities. The Company has commenced a search for his successor.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	November 10, 2026	By:	/s/ Paul Y. Cho
Name: Paul Y. Cho Title: General Counsel and Corporate Secretary